Item 77Q1(g)(2)
MUNDER SERIES TRUST
AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of this
9th day of November, 2004, by Munder Series Trust, a Delaware statutory trust
("Trust"), with its principal place of business at 480 Pierce Street,
Birmingham, Michigan 48009, on behalf of the Munder Micro-Cap Equity Fund
("Acquiring Fund"), a separate series of the Trust, and the Munder Small
Company Growth Fund ("Acquired Fund"), also a separate series of the Trust.
This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States
Internal Revenue Code of 1986, as amended ("Code").  The reorganization and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring
Fund in exchange solely for shares of beneficial interest of Class A, Class B,
Class C, Class K and Class Y shares of the Acquiring Fund
("Acquiring Fund Shares") corresponding to the classes of outstanding shares of beneficial interest of the Acquired Fund ("Acquired Fund Shares"), as described herein, (2) the assumption by the Acquiring Fund of all liabilities of the
Acquired Fund, and (3) the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein ("Reorganization"), all upon the terms and conditions hereinafter set forth in this Agreement.
WHEREAS, the Acquired Fund and the Acquiring Fund are each a series of the
Trust, a registered investment company classified as a management company of the open-end type, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;
WHEREAS, the Trustees of the Trust have determined, with respect to the
Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and
WHEREAS, the Trustees of the Trust also have determined, with respect to the
Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1. 	TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN EXCHANGE
      FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND LIABILITIES
	AND THE LIQUIDATION OF THE ACQUIRED FUND
      1.1. 	Subject to the requisite approval of the Acquired Fund shareholders and the other terms and conditions herein set forth and on the basis
		of the representations and warranties contained herein, the
		Acquired Fund agrees to sell, assign, convey, transfer and deliver
		all of the property and assets of the Acquired Fund, as set forth
		in paragraph 1.2, to the Acquiring Fund, and the Acquiring Fund
		agrees in exchange therefor: (i) to deliver to the Acquired Fund the
		number of full and fractional Class A, Class B, Class C, Class K and
		Class Y Acquiring Fund Shares determined by dividing the value of
		the Acquired Fund's net assets with respect to each corresponding
		class of Acquired Fund Shares, computed in the manner and as of the
		time and date set forth in paragraph 2.1, by the net asset value of
		one Acquiring Fund Share of the corresponding class, computed in the
		manner and as of the time and date set forth in paragraph 2.2; and
		(ii) to assume all liabilities of the Acquired Fund, as set forth in
		paragraph 1.3.  Such transactions shall take place on the date of
		the closing provided for in paragraph 3.1 ("Closing Date").
      1.2. 	The property and assets of the Trust attributable to the Acquired
		Fund to be acquired by the Acquiring Fund shall consist of all
		property and assets, including, without limitation, all rights,
		cash, securities, commodities and futures interests and dividends or
		interests receivable that are owned by the Acquired Fund and any
		deferred or prepaid expenses shown as an asset on the books of the
		Acquired Fund on the Valuation Date as defined in paragraph 2.1
		(collectively, "Assets").  The Acquired Fund will sell, assign,
		convey, transfer and deliver to the Acquiring Fund any rights, stock
		dividends, or other securities received by the Acquired Fund after
		the Closing Date as stock dividends or other distributions on or
		with respect to the property and assets transferred, which rights,
		stock dividends, and other securities shall be deemed included in
		the property and assets transferred to the Acquiring Fund at the
		Closing Date and shall not be separately valued, in which case any
		such distribution that remains unpaid as of the Closing Date shall
		be included in the determination of the value of the assets of the
		Acquired Fund acquired by the Acquiring Fund.
      1.3. 	The Acquired Fund will make reasonable efforts to discharge all of
		its known liabilities and obligations prior to the Valuation Date.
		The Acquiring Fund shall assume all of the liabilities of the
		Acquired Fund, whether accrued or contingent, known or unknown,
		existing at the Valuation Date (collectively, "Liabilities").  On or
		as soon as practicable prior to the Closing Date, the Acquired Fund
		will declare and pay to its shareholders of record one or more
		dividends and/or other distributions so that it will have
		distributed substantially all (and in no event less than 98%) of its
		investment company taxable income (computed without regard to any
		deduction for dividends paid) and realized net capital gain (after
		reduction for any available capital loss carryover), if any, for the
		current taxable year through the Closing Date.
      1.4. 	Immediately following the actions contemplated by paragraph 1.1, the
		Trust shall take such actions necessary to complete the liquidation
		of the Acquired Fund.  To complete the liquidation, the Trust, on
		behalf of the Acquired Fund, shall (a) distribute to the Acquired
		Fund's shareholders of record with respect to each class of its
		shares as of the Closing as defined in paragraph 3.1 ("Acquired Fund
		Shareholders"), on a pro rata basis within that class, the Acquiring
		Fund Shares of the corresponding class received by the Acquired Fund
		pursuant to paragraph 1.1 and (b) completely liquidate.  Such
		distribution and liquidation will be accomplished, with respect to
		each class of the Acquired Fund's shares, by the transfer of the
		Acquiring Fund Shares then credited to the account of the Acquired
		Fund on the books of the Acquiring Fund to open accounts on the
		share records of the Acquiring Fund in the names of the Acquired
		Fund Shareholders.  The aggregate net asset value of Class A,
		Class B, Class C, Class K and Class Y Acquiring Fund Shares to be so
		credited to Class A, Class B, Class C, Class K and Class Y Acquired
		Fund Shareholders, respectively, shall, with respect to each class,
		be equal to the aggregate net asset value of the Acquired Fund
		Shares of the corresponding class owned by Acquired Fund
		Shareholders on the Closing Date.  All issued and outstanding
		Acquired Fund Shares will simultaneously be canceled on the books of
		the Acquired Fund.  The Acquiring Fund shall not issue certificates
		representing the Class A, Class B, Class C, Class K and Class Y
		Acquiring Fund Shares in connection with the Reorganization.
      1.5. 	Ownership of Acquiring Fund Shares will be shown on the books of the
		Acquiring Fund's Transfer Agent, as defined in paragraph 3.3.
      1.6. 	Any reporting responsibility of the Acquired Fund, including, but
		not limited to, the responsibility for filing regulatory reports,
		tax returns, or other documents with the Securities and Exchange
		Commission ("Commission"), any state securities commission, and any
		Federal, state or local tax authorities or any other relevant
		regulatory authority, is and shall remain the responsibility of the
		Acquired Fund.
2. 	VALUATION
      2.1. 	The value of the Assets shall be the value of such Assets as of the
		close of business of the New York Stock Exchange and after the
		declaration of any dividends on the Closing Date (such time and
		date being hereinafter called the "Valuation Date"), computed using
		the valuation procedures set forth in the then-current prospectus
		and statement of additional information with respect to the
		Acquired Fund and valuation procedures established by the Trust's
		Board of Trustees.
      2.2. 	The net asset value of each Class A, Class B, Class C, Class K and
		Class Y Acquiring Fund Share shall be the net asset value per share
		computed with respect to that class as of the Valuation Date, using
		the valuation procedures set forth in the Acquiring Fund's
		then-current prospectus and statement of additional information,
		and valuation procedures established by the Trust's Board of
		Trustees.
      2.3. 	The number of the Class A, Class B, Class C, Class K and Class Y
		Acquiring Fund Shares to be issued (including fractional shares,
		if any) in exchange for the Acquired Fund's Assets shall be
		determined with respect to each such class by dividing the value
		of the net assets with respect to the Class A, Class B, Class C,
		Class K and Class Y Acquired Fund Shares, as the case may be,
		determined using the same valuation procedures referred to in
		paragraph 2.1, by the net asset value of a corresponding Acquiring
		Fund Share, determined in accordance with paragraph 2.2.
      2.4. 	All computations of value shall be made by State Street Bank and
		Trust Company, in its capacity as sub-administrator for the Trust,
		and shall be subject to confirmation by the Trust's administrator.
3. 	CLOSING AND CLOSING DATE
      3.1. 	The Closing Date shall be February 25, 2005, or such other date as
		the parties may agree.  All acts taking place at the closing of
		the transactions provided for in this Agreement ("Closing") shall
		be deemed to take place simultaneously as of the close of business
		on the Closing Date unless otherwise agreed to by the parties.
		The close of business on the Closing Date shall be as of 4:00 p.m.,
		Eastern Time.  The Closing shall be held at the offices of the
		Trust.
      3.2. 	The Trust shall direct State Street Bank and Trust Company, as
		custodian for the Acquired Fund ("Custodian"), to deliver to the
		Trust at the Closing a certificate of an authorized officer of the
		Custodian stating that (i) the Assets of the Acquired Fund have
		been delivered in proper form to the Acquiring Fund within two
		business days prior to or on the Closing Date, and (ii) all
		necessary taxes in connection with the delivery of the Assets,
		including all applicable Federal and state stock transfer stamps,
		if any, have been paid or provision for payment has been made.
		The Acquired Fund's portfolio securities represented by a
		certificate or other written instrument shall be presented by the
		Custodian to those persons at the Custodian who have primary
		responsibility for the safekeeping of the assets of the Acquiring
		Fund, as the Custodian also serves as the custodian for the
		Acquiring Fund.  Such presentation shall be made for examination
		no later than five business days preceding the Closing Date, and
		such certificates and other written instruments shall be
		transferred and delivered by the Acquired Fund as of the Closing
		Date for the account of the Acquiring Fund duly endorsed in proper
		form for transfer in such condition as to constitute good delivery
		thereof.  The Custodian shall deliver to those persons at the
		Custodian who have primary responsibility for the safekeeping of
		the assets of the Acquiring Fund as of the Closing Date by book
		entry, in accordance with the customary practices of the Custodian
		and of each securities depository, as defined in Rule 17f-4 under
		the Investment Company Act of 1940, as amended ("1940 Act"), in
		which the Acquired Fund's Assets are deposited, the Acquired
		Fund's Assets deposited with such depositories.  The cash to be
		transferred by the Acquired Fund shall be delivered by wire
		transfer of Federal funds on the Closing Date.
      3.3. 	The Trust shall direct PFPC, Inc., in its capacity as transfer
		agent for the Trust ("Transfer Agent"), to deliver to the Trust at
		the Closing a certificate of an authorized officer of the Transfer
		Agent stating that its records contain the names and addresses of
		the Acquired Fund Shareholders and the number and percentage
		ownership of outstanding Class A, Class B, Class C, Class K and
		Class Y shares owned by each such shareholder immediately prior to
		the Closing.  The Secretary of the Trust shall confirm that
		(a) the appropriate number of Acquiring Fund Shares have been
		credited to the Acquired Fund's account on the books of the
		Acquiring Fund pursuant to paragraph 1.1 prior to the actions
		contemplated by paragraph 1.4 and (b) the appropriate number of
		Acquiring Fund Shares have been credited to the accounts of the
		Acquired Fund Shareholders on the books of the Acquiring Fund
		pursuant to paragraph 1.4.  At the Closing the Trust shall execute
		such bills of sale, checks, assignments, share certificates,
		if any, receipts or other documents as necessary to effect
		the Reorganization.
      3.4. 	In the event that on the Valuation Date (a) the New York Stock
		Exchange or another primary trading market for portfolio
		securities of the Acquiring Fund or the Acquired Fund
		(each, an "Exchange") shall be closed to trading or trading
		thereupon shall be restricted, or (b) trading or the reporting of
		trading on such Exchange or elsewhere shall be disrupted so that,
		in the judgment of the Board of Trustees of the Trust, accurate
		appraisal of the value of the net assets of the Acquiring Fund or
		the Acquired Fund is impracticable, the Closing Date shall be
		postponed until the first business day after the day when trading
		shall have been fully resumed and reporting shall have been
		restored.
4. 	REPRESENTATIONS AND WARRANTIES
      4.1. 	Except as has been fully disclosed to the Acquiring Fund prior to
		the date of this Agreement in a written instrument executed by an
		officer of the Trust, the Trust, on behalf of the Acquired Fund,
		represents and warrants to the Acquiring Fund as follows:
            (a) 	The Acquired Fund is duly organized as a series of the Trust,
			which is a statutory trust duly organized, validly existing
			and in good standing under the laws of the State of Delaware,
			with power under the Trust's Declaration of Trust, as amended
			from time to time ("Declaration"), to own all of its Assets
			and to carry on its business as it is now being conducted;
            (b) 	The Trust is a registered investment company classified as a
			management company of the open-end type, and its registration
			with the Commission as an investment company under the 1940
			Act, and the registration of the Class A, Class B, Class C,
			Class K and Class Y Acquired Fund Shares under the Securities
			Act of 1933, as amended ("1933 Act"), is in full force and
			effect;
            (c) 	No consent, approval, authorization, or order of any court or
			governmental authority is required for the consummation by the
			Acquired Fund of the transactions contemplated herein, except
			such as may be required under the 1933 Act, the Securities
			Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act
			and state securities laws;
            (d) 	The current prospectus and statement of additional information
			of the Acquired Fund and each prospectus and statement of
			additional information of the Acquired Fund used at all times
			prior to the date of this Agreement conforms or conformed at the
			time of its use in all material respects to the applicable
			requirements of the 1933 Act and the 1940 Act and the rules and
			regulations of the Commission thereunder; and does not or did not
			at the time of its use include any untrue statement of a material
			fact or omit to state any material fact required to be stated
			therein or necessary to make the statements therein, in light of
			the circumstances under which they were made, not materially
			misleading;
            (e) 	On the Valuation Date, the Trust, on behalf of the Acquired
                  Fund, will have good and marketable title to the Assets of
			the Acquired Fund and full right, power, and authority to sell,
			assign, transfer and deliver such Assets hereunder free of any
			liens or other encumbrances, and upon delivery and payment for
			such Assets, the Trust, on behalf of the Acquiring Fund, will
			acquire good and marketable title thereto, subject to no
			restrictions on the full transfer thereof, including such
			restrictions as might arise under the 1933 Act;
            (f) 	The Acquired Fund is not engaged currently, and the execution,
			delivery and performance of this Agreement will not result, in
			(i) a material violation of the Trust's Declaration or By-Laws
			or of any agreement, indenture, instrument, contract, lease or
			other undertaking to which the Trust, on behalf of the Acquired
			Fund, is a party or by which it is bound, or (ii) the
			acceleration of any material obligation, or the imposition of any
			material penalty, under any agreement, indenture, instrument,
			contract, lease, judgment or decree to which the Trust, on behalf
			of the Acquired Fund, is a party or by which it is bound;
		(g) 	All material contracts or other commitments of the Acquired Fund
			(other than this Agreement and certain investment contracts
			including options, futures, and forward contracts) will terminate
			without liability to the Acquired Fund on or prior to the Closing
			Date;
		(h) 	No litigation or administrative proceeding or investigation of or
			before any court or governmental body is presently pending or, to
			the Trust's knowledge, threatened against the Trust, with respect
			to the Acquired Fund or any of its properties or assets, that, if
			adversely determined, would materially and adversely affect its
			financial condition or the conduct of its business.  The Trust,
			on behalf of the Acquired Fund, knows of no facts which might
			form the basis for the institution of such proceedings and is not
			a party to or subject to the provisions of any order, decree or
			judgment of any court or governmental body which materially and
			adversely affects its business or its ability to consummate the
			transactions herein contemplated;
		(i) 	The Statement of Assets and Liabilities, Statements of Operations
			and Changes in Net Assets, and Schedule of Investments of the
			Acquired Fund at June 30, 2004 have been audited by Ernst & Young
			LLP, independent accountants, and are in accordance with
			accounting principles generally accepted in the United States of
			America ("GAAP") consistently applied, and such statements present
			fairly, in all material respects, the financial condition of the
			Acquired Fund as of such date in accordance with GAAP, and there
			are no known contingent liabilities of the Acquired Fund required
			to be reflected on a balance sheet (including the notes thereto)
			in accordance with GAAP as of such date not disclosed therein;
            (j) 	Since June 30, 2004, there has not been any material adverse
			change in the Acquired Fund's financial condition, assets,
			liabilities or business, other than changes occurring in the
			ordinary course of business, or any incurrence by the Acquired
			Fund of indebtedness other than in the ordinary course in
			accordance with the Acquired Fund's investment restrictions.
			For the purposes of this subparagraph (j), a decline in net
			asset value per share of Acquired Fund Shares due to declines
			in market values of securities held by the Acquired Fund,
			the discharge of Acquired Fund liabilities, or the redemption
			of Acquired Fund Shares by shareholders of the Acquired Fund
			shall not constitute a material adverse change;
		(k) 	On the Closing Date, all Federal and other tax returns, dividend
			reporting forms, and other tax-related reports of the Acquired Fund
			required by law to have been filed by such date (including any
			extensions) shall have been filed and are or will be correct in all
			material respects, and all Federal and other taxes shown as due or
			required to be shown as due on said returns and reports shall have
			been paid or provision shall have been made for the payment thereof
			and, to the best knowledge of the Trust, no such return is
			currently under audit and no assessment has been asserted with
			respect to such returns;
		(l) 	For each taxable year of its operation (including the taxable year
			ending on the Closing Date), the Acquired Fund has met (or will
			meet) the requirements of Subchapter M of the Code for qualification
			as a regulated investment company, has been (or will be) eligible to
			and has computed (or will compute) its Federal income tax under
			Section 852 of the Code, and will have distributed all of its
			investment company taxable income (computed without regard to any
			deduction for dividends paid) and net capital gain (as defined in
			the Code) that has accrued through the Closing Date, and before the
			Closing Date will have declared dividends sufficient to distribute
			all of its investment company taxable income (computed without
			regard to any deduction for dividends paid)  and net capital gain
			(after reduction for any available capital loss carryover) for the
			period ending on the Closing Date;
            (m) 	All issued and outstanding Acquired Fund Shares are, and on the
			Closing Date will be, duly and validly issued and outstanding,
			fully paid and non-assessable by the Trust and have been offered
			and sold in every state, territory and the District of Columbia in
			compliance in all material respects with applicable registration
			requirements of the 1933 Act and other securities laws.  All of the
			issued and outstanding Acquired Fund Shares will, at the time of
			Closing, be held by the persons and in the amounts set forth in the
			records of the Transfer Agent, on behalf of the Acquired Fund, as
			provided in paragraph 3.3.  The Acquired Fund does not have
			outstanding any options, warrants or other rights to subscribe for
			or purchase any of the Acquired Fund Shares, nor is there
			outstanding any security convertible into any of the Acquired
			Fund Shares;
            (n) 	The execution, delivery and performance of this Agreement and
			the transactions contemplated herein have been duly authorized by
			all necessary action, if any, on the part of the Trustees of the
			Trust, on behalf of the Acquired Fund, and, subject to the approval
			of the shareholders of the Acquired Fund, this Agreement
			constitutes a valid and binding obligation of the Trust, on behalf
			of the Acquired Fund, enforceable in accordance with its terms,
			subject, as to enforcement, to bankruptcy, insolvency,
			reorganization, moratorium and other laws relating to or affecting
			creditors' rights and to general equity principles;
            (o) 	The information to be furnished by the Acquired Fund for use in
			registration statements, proxy materials and other documents filed
			or to be filed with any Federal, state or local regulatory
			authority (including the National Association of Securities
			Dealers, Inc.), which may be necessary in connection with the
			transactions contemplated hereby, shall be accurate and complete
			in all material respects and shall comply in all material respects
			with Federal securities and other laws and regulations thereunder
			applicable thereto; and
            (p) 	The combined proxy statement and prospectus ("Proxy Statement")
			to be included in the Registration Statement referred to in
			paragraph 5.5, insofar as it relates to the Acquired Fund, will,
			on the effective date of the Registration Statement and on the
			Closing Date (i) not contain any untrue statement of a material
			fact or omit to state a material fact required to be stated therein
			or necessary to make the statements therein, in light of the
			circumstances under which such statements were made, not materially
			misleading, provided, however, that the representations and
			warranties of this subparagraph (p) shall not apply to statements
			in or omissions from the Proxy Statement and the Registration
			Statement made in reliance upon and in conformity with information
			that was furnished by the Acquiring Fund for use therein, and (ii)
			comply in all material respects with the provisions of the 1933
			Act, the 1934 Act, and the 1940 Act and the rules and regulations
			thereunder.
      4.2. 	Except as has been fully disclosed to the Acquired Fund prior to the
		date of this Agreement in a written instrument executed by an officer of
		the Trust, the Trust, on behalf of the Acquiring Fund, represents and
		warrants to the Acquired Fund as follows:
            (a) 	The Acquiring Fund is duly organized as a series of the Trust,
			which is a statutory trust duly organized, validly existing, and
			in good standing under the laws of the State of Delaware, with
			power under the Trust's Declaration to own all of its properties
			and assets and to carry on its business as it is now being
			conducted;
            (b) 	The Trust is a registered investment company classified as a
			management company of the open-end type, and its registration
			with the Commission as an investment company under the 1940 Act
			and the registration of the Class A, Class B, Class C, Class K
			and Class Y Acquiring Fund Shares under the 1933 Act, is in full
			 force and effect;
            (c) 	No consent, approval, authorization, or order of any court or
			governmental authority is required for the consummation by the
			Acquiring Fund of the transactions contemplated herein, except
			such as may be required under the 1933 Act, the 1934 Act, the
			1940 Act and state securities laws;
		(d) 	The current prospectus and statement of additional information of
			the Acquiring Fund and each prospectus and statement of
			additional information of the Acquiring Fund used at all times
			prior to the date of this Agreement conforms or conformed at the
			time of its use in all material respects to the applicable
			requirements of the 1933 Act and the 1940 Act and the rules and
			regulations of the Commission thereunder and does not or did not
			at the time of its use include any untrue statement of a material
			fact or omit to state any material fact required to be stated
			therein or necessary to make the statements therein, in light of
			the circumstances under which they were made, not materially
			misleading;
            (e) 	The Acquiring Fund is not engaged currently, and the execution,
			delivery and performance of this Agreement will not result, in (i)
			a material violation of the Trust's Declaration or By-Laws or of
			any agreement, indenture, instrument, contract, lease or other
			undertaking to which the Trust, on behalf of the Acquiring Fund,
			is a party or by which it is bound, or (ii) the acceleration of
			any material obligation, or the imposition of any material
			penalty, under any agreement, indenture, instrument, contract,
			lease, judgment or decree to which the Trust, on behalf of the
			Acquiring Fund, is a party or by which it is bound;
		(f) 	No litigation or administrative proceeding or investigation of or
			before any court or governmental body is presently pending or, to
			its knowledge, threatened against the Trust, with respect to the
			Acquiring Fund or any of the Acquiring Fund's properties or
			assets, that, if adversely determined, would materially and
			adversely affect the Acquiring Fund's financial condition or the
			conduct of its business.  The Trust, on behalf of the Acquiring
			Fund, knows of no facts which might form the basis for the
			institution of such proceedings and is not a party to or subject
			to the provisions of any order, decree or judgment of any court
			or governmental body which materially and adversely affects the
			Acquiring Fund's business or its ability to consummate the
			transactions herein contemplated;
            (g) 	The Statement of Assets and Liabilities, Statements of
			Operations and Changes in Net Assets and Schedule of Investments
			of the Acquiring Fund at June 30, 2004 have been audited by
			Ernst & Young LLP, independent accountants, and are in accordance
			with GAAP consistently applied, and such statements present
			fairly, in all material respects, the financial condition of the
			Acquiring Fund as of such date in accordance with GAAP, and there
			are no known contingent liabilities of the Acquiring Fund
			required to be reflected on a balance sheet (including the notes
			thereto) in accordance with GAAP as of such date not disclosed
			therein;
            (h) 	Since June 30, 2004, there has not been any material adverse
			change in the Acquiring Fund's financial condition, assets,
			liabilities or business, other than changes occurring in the
			ordinary course of business, or any incurrence by the Acquiring
			Fund of indebtedness other than in the ordinary course in
			accordance with the Acquiring Fund's investment restrictions.
			For purposes of this subparagraph (h), a decline in net asset
			value per share of the Acquiring Fund Shares due to declines
			in market values of securities held by the Acquiring Fund, the
			discharge of Acquiring Fund liabilities, or the redemption of
			Acquiring Fund Shares by shareholders of the Acquiring Fund,
			shall not constitute a material adverse change;
            (i) 	On the Closing Date, all Federal and other tax returns,
			dividend reporting forms, and other tax-related reports of the
			Acquiring Fund required by law to have been filed by such date
			(including any extensions) shall have been filed and are or will
			be correct in all material respects, and all Federal and other
			taxes shown as due or required to be shown as due on said returns
			and reports shall have been paid or provision shall have been
			made for the payment thereof, and to the best knowledge of the
			Trust no such return is currently under audit and no assessment
			has been asserted with respect to such returns;
            (j) 	For each taxable year of its operation (including the taxable
			year that includes the Closing Date), the Acquiring Fund has
			met (or will meet) the requirements of Subchapter M of the Code
			for qualification as a regulated investment company, has been
			eligible to (or will be eligible to) and has computed (or will
			compute) its Federal income tax under Section 852 of the Code;
            (k) 	All issued and outstanding Acquiring Fund Shares are, and on
			the Closing Date will be, duly and validly issued and
			outstanding, fully paid and non-assessable by the Trust and
			have been offered and sold in every state, territory and the
			District of Columbia in compliance in all material respects
			with applicable registration requirements of the 1933 Act and
			other securities laws.  The Acquiring Fund does not have
			outstanding any options, warrants or other rights to subscribe
			for or purchase any Acquiring Fund Shares, nor is there
			outstanding any security convertible into any Acquiring
			Fund Shares;
            (l) 	The execution, delivery and performance of this Agreement and
			the transactions contemplated herein, have been duly
			authorized by all necessary action, if any, on the part of the
			Trustees of the Trust, on behalf of the Acquiring Fund, and
			this Agreement constitutes a valid and binding obligation of
			the Trust, on behalf of the Acquiring Fund, enforceable in
			accordance with its terms, subject, as to enforcement, to
			bankruptcy, insolvency, reorganization, moratorium and other
			laws relating to or affecting creditors' rights and to general
			equity principles;
            (m) 	The Class A, Class B, Class C, Class K and Class Y Acquiring
			Fund Shares to be issued and delivered to the Acquired Fund,
			for the account of the Acquired Fund Shareholders, pursuant to
			the terms of this Agreement, will on the Closing Date have
			been duly authorized and, when so issued and delivered, will
			be duly and validly issued Acquiring Fund Shares, and will be
			 fully paid and non-assessable by the Acquiring Fund;
            (n) 	The information to be furnished by the Acquiring Fund for use
			in the registration statements, proxy materials and other
			documents that may be necessary in connection with the
			transactions contemplated hereby shall be accurate and
			complete in all material respects and shall comply in all
			material respects with Federal securities and other laws
			and regulations applicable thereto; and
            (o) 	The Proxy Statement to be included in the Registration
			Statement referred to in paragraph 5.5 (and any amendment or
			supplement thereto), insofar as it relates to the Acquiring
			Fund and the Acquiring Fund Shares, will, from the effective
			date of the Registration Statement through the date of the
			meeting of shareholders of the Acquired Fund contemplated
			therein and on the Closing Date (i) not contain any untrue
			statement of a material fact or omit to state a material fact
			required to be stated therein or necessary to make the
			statements therein, in light of the circumstances under which
			such statements were made, not materially misleading, provided,
			however, that the representations and warranties of this
			subparagraph (o) shall not apply to statements in or omissions
			from the Proxy Statement and the Registration Statement made
			in reliance upon and in conformity with information that was
			furnished by the Acquired Fund for use therein, and (ii)
			comply in all material respects with the provisions of the
			1933 Act, the 1934 Act, and the 1940 Act and the rules and
			regulations thereunder.
5. 	COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND
      5.1. 	The Acquiring Fund and the Acquired Fund each will operate its
		business in the ordinary course between the date hereof and the
		Closing Date, it being understood that such ordinary course of
		business will include the declaration and payment of customary
		dividends and distributions, and any other distribution that may
		be advisable.
      5.2. 	The Trust will call a meeting of the shareholders of the Acquired
		Fund to consider and act upon this Agreement and to take all other
		action necessary to obtain approval of the transactions
		contemplated herein.
      5.3. 	The Acquired Fund covenants that the Class A, Class B, Class C,
		Class K and Class Y Acquiring Fund Shares to be issued hereunder
		are not being acquired for the purpose of making any distribution
		thereof, other than in accordance with the terms of this Agreement.
      5.4. 	Subject to the provisions of this Agreement, the Acquiring Fund
		and the Acquired Fund will each take, or cause to be taken, all
		action, and do or cause to be done, all things reasonably
		necessary, proper or advisable to consummate and make effective
		the transactions contemplated by this Agreement.
      5.5. 	The Trust, on behalf of the Acquired Fund, will prepare and file
		a Proxy Statement (referred to in paragraph 4.1(p)) to be included
		in a Registration Statement on Form N-14
		("Registration Statement"), in compliance with the 1933 Act, the
		1934 Act and the 1940 Act.  The Acquired Fund will provide to the
		Acquiring Fund such information regarding the Acquired Fund as may
		be reasonably necessary for the preparation of the Registration
		Statement
      5.6. 	The Acquiring Fund and the Acquired Fund shall each use its
		reasonable best efforts to fulfill or obtain the fulfillment of
		the conditions precedent to effect the transactions contemplated by
		this Agreement as promptly as practicable.
      5.7. 	The Trust, on behalf of the Acquired Fund, shall execute and
		deliver or cause to be executed and delivered all such assignments
		and other instruments, and will take or cause to be taken such
		further action as may be necessary or desirable in order to (1)
		vest in and confirm (a) the title and possession of the Trust, on
		behalf of the Acquired Fund, of the Acquiring Fund Shares to be
		delivered hereunder and (b) the title and possession of the Trust,
		on behalf of the Acquiring Fund, of all the Assets and (2)
		otherwise to carry out the intent and purpose of this Agreement.
      5.8. 	The Acquiring Fund will use all reasonable efforts to obtain the
		approvals and authorizations required by the 1933 Act, the 1940
		Act and such of the state blue sky or securities laws as may be
		necessary in order to continue its operations after the Closing
		Date.
6. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND
      The obligations of the Trust, on behalf of the Acquired Fund, to
	consummate the transactions provided for herein shall be subject, at the
	Trust's election, to the performance by the Trust, on behalf of the
	Acquiring Fund, of all the obligations to be performed by it hereunder
	on or before the Closing Date, and, in addition thereto, the following
	further conditions:
      6.1. 	All representations and warranties of the Trust, on behalf of the
		Acquiring Fund, contained in this Agreement shall be true and
		correct in all material respects as of the date hereof and, except
		as they may be affected by the transactions contemplated by this
		Agreement, as of the Closing Date, with the same force and effect
		as if made on and as of the Closing Date;
      6.2. 	The Trust, on behalf of the Acquiring Fund, shall have delivered
		to the Acquired Fund a certificate executed by the Trust's
		President or Vice President and its Treasurer or Assistant
		Treasurer, and dated as of the Closing Date, to the effect that
		the representations and warranties of the Trust, on behalf of the
		Acquiring Fund, made in this Agreement are true and correct at and
		as of the Closing Date, except as they may be affected by the
		transactions contemplated by this Agreement;
      6.3. 	The Trust, on behalf of the Acquiring Fund, shall have performed
		all of the covenants and complied with all of the provisions
		required by this Agreement to be performed or complied with by the
		Trust, on behalf of the Acquiring Fund, on or before the Closing
		Date; and
      6.4. 	The number of full and fractional Class A, Class B, Class C,
		Class K and Class Y Acquiring Fund Shares to be issued in
		connection with the Reorganization shall have been calculated in
		accordance with paragraph 1.1.
7. 	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND
      The obligations of the Trust, on behalf of the Acquiring Fund, to
	complete the transactions provided for herein shall be subject, at the
	Trust's election, to the performance by the Trust, on behalf of the
	Acquired Fund, of all of the obligations to be performed by it hereunder
	on or before the Closing Date and, in addition thereto, the following
	conditions:
      7.1. 	All representations and warranties of the Trust, on behalf of the
		Acquired Fund, contained in this Agreement shall be true and
		correct in all material respects as of the date hereof and, except
		as they may be affected by the transactions contemplated by this
		Agreement, as of the Closing Date, with the same force and effect
		as if made on and as of the Closing Date;
      7.2. 	The Trust shall have delivered to the Acquiring Fund a statement
		of the Acquired Fund's Assets and Liabilities, as of the Closing
		Date, certified by the Treasurer of the Trust;
      7.3. 	The Trust, on behalf of the Acquired Fund, shall have delivered to
		the Acquiring Fund a certificate executed in the name of the
		Acquired Fund by its President or Vice President and its Treasurer
		or Assistant Treasurer and dated as of the Closing Date to the
		effect that the representations and warranties of the Trust, on
		behalf of the Acquired Fund, made in this Agreement are true and
		correct at and as of the Closing Date, except as they may be
		affected by the transactions contemplated by this Agreement;
      7.4. 	The Trust, on behalf of the Acquired Fund, shall have performed
		all of the covenants and complied with all of the provisions
		required by this Agreement to be performed or complied with by the
		Trust, on behalf of the Acquired Fund, on or before the Closing
		Date;
      7.5. 	The number of full and fractional Class A, Class B, Class C,
		Class K and Class Y Acquiring Fund Shares to be issued in
		connection with the Reorganization shall have been calculated in
		accordance with paragraph 1.1; and
      7.6. 	The Acquired Fund shall have declared and paid a distribution or
		distributions prior to the Closing that, together with all
		previous distributions, shall have the effect of distributing to
		its shareholders (i) all of its investment company taxable income
		and all of its net realized capital gains, if any, for the period
		from the close of its last fiscal year to 4:00 p.m. Eastern time
		on the Closing Date; and (ii) any undistributed investment company
		taxable income and net realized capital gains from any period to
		the extent not otherwise already distributed.
8. 	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND
	THE ACQUIRED FUND
      If any of the conditions set forth below have not been satisfied on or
	before the Closing Date with respect to the Trust, on behalf of the
	Acquired Fund, or the Trust, on behalf of the Acquiring Fund, the Trust
	may, at its option, refuse to consummate the transactions contemplated
	by this Agreement:
      8.1. 	The Agreement and the transactions contemplated herein shall have
		been approved by the requisite vote of the holders of the
		outstanding shares of the Acquired Fund in accordance with the
		provisions of the Trust's Declaration and By-Laws, applicable
		Delaware law and the 1940 Act, and certified copies of the
		resolutions evidencing such approval shall have been delivered to
		the Acquiring Fund.  Notwithstanding anything herein to the
		contrary, the Trust may not waive the conditions set forth in
		this paragraph 8.1;
      8.2. 	On the Closing Date no action, suit or other proceeding shall be
		pending or, to the Trust's knowledge, threatened before any court
		or governmental agency in which it is sought to restrain or
		prohibit, or obtain damages or other relief in connection with,
		this Agreement or the transactions contemplated herein;
      8.3. 	All consents of other parties and all other consents, orders and
		permits of Federal, state and local regulatory authorities deemed
		necessary by the Trust to permit consummation, in all material
		respects, of the transactions contemplated hereby shall have been
		obtained, except where failure to obtain any such consent, order
		or permit would not involve a risk of a material adverse effect
		on the assets or properties of the Acquiring Fund or the Acquired
		Fund;
      8.4. 	The Registration Statement shall have become effective under the
		1933 Act and no stop orders suspending the effectiveness thereof
		shall have been issued and, to the best knowledge of the parties
		hereto, no investigation or proceeding for that purpose shall
		have been instituted or be pending, threatened or contemplated
		under the 1933 Act; and
      8.5. 	The Trust shall have received the opinion of counsel to the
		Trust addressed to the Trust substantially to the effect that,
		based upon certain facts, assumptions, and representations, the
		transaction contemplated by this Agreement shall constitute a
		tax-free reorganization for Federal income tax purposes.  The
		delivery of such opinion is conditioned upon receipt by counsel
		to the Trust of representations it shall request of the Trust.
		Notwithstanding anything herein to the contrary, the Trust may
		not consummate such transactions contemplated by the Agreement
		if this condition is not satisfied.
9. 	INDEMNIFICATION
      9.1. 	The Trust, out of the Acquiring Fund's assets and property
		(including any amounts paid to the Acquiring Fund pursuant to
		any applicable liability insurance policies or indemnification
		agreements), agrees to indemnify and hold harmless the Acquired
		Fund from and against any and all losses, claims, damages,
		liabilities or expenses (including, without limitation, the
		payment of reasonable legal fees and reasonable costs of
		investigation) to which the Acquired Fund may become subject,
		insofar as such loss, claim, damage, liability or expense
		(or actions with respect thereto) arises out of or is based on
		any breach by the Acquiring Fund of any of its representations,
		warranties, covenants or agreements set forth in this Agreement,
		provided that such indemnification by the Acquiring Fund is not
		in violation of any applicable law.
      9.2. 	The Trust, out of the Acquired Fund's assets and property
		(including any amounts paid to the Acquired Fund pursuant to
		any applicable liability insurance policies or indemnification
		agreements), agrees to indemnify and hold harmless the Acquiring
		Fund from and against any and all losses, claims, damages,
		liabilities or expenses (including, without limitation, the
		payment of reasonable legal fees and reasonable costs of
		investigation) to which the Acquiring Fund may become subject,
		insofar as such loss, claim, damage, liability or expense (or
		actions with respect thereto) arises out of or is based on any
		breach by the Acquired Fund of any of its representations,
		warranties, covenants or agreements set forth in this Agreement,
		provided that such indemnification by the Acquired Fund is not
		in violation of any applicable law.
10. 	BROKERAGE FEES AND EXPENSES
      10.1. 	The Trust, on behalf of the Acquiring Fund and on behalf
			of the Acquired Fund, represents and warrants that there
			are no brokers or finders entitled to receive any payments
			in connection with the transactions provided for herein.
      10.2. 	The expenses relating to the proposed Reorganization will
			be borne solely by Munder Capital Management and its
			affiliates.  No such expenses shall be borne by the
			Acquired Fund or the Acquiring Fund, except for brokerage
			fees and expenses incurred in connection with the
			Reorganization.  The costs of the Reorganization shall
			include, but not be limited to, costs associated with
			obtaining any necessary order of exemption from the
			1940 Act, if any, preparation of the Registration
			Statement, printing and distributing the Proxy
			Statement, legal fees, accounting fees, securities
			registration fees, and expenses of holding shareholders'
			meetings.  Notwithstanding any of the foregoing, expenses
			will in any event be paid by the party directly incurring
			such expenses if and to the extent that the payment by
			another person of such expenses would result in the
			disqualification of such party as a "regulated investment
			company" within the meaning of Section 851 of the Code.
11. 	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
      11.1. 	The Trust has not made any representation, warranty or
			covenant, on behalf of either the Acquired Fund or the
			Acquiring Fund, not set forth herein, and this Agreement
			constitutes the entire agreement between the Acquiring
			Fund and Acquired Fund with respect to the Reorganization.
      11.2. 	The representations, warranties and covenants contained
			in this Agreement or in any document delivered pursuant
			hereto or in connection herewith shall survive the
			consummation of the transactions contemplated hereunder.
			The covenants to be performed after the Closing and the
			obligations of each of the Acquired Fund and Acquiring
			Fund in Sections 9.1 and 9.2 shall survive the Closing.
12. 	TERMINATION
      This Agreement may be terminated and the transactions contemplated
	hereby may be abandoned by resolution of the Trust's Board of
	Trustees, at any time prior to the Closing Date, if circumstances
	should develop that, in its opinion, make proceeding with the
	Agreement inadvisable.
13. 	AMENDMENTS
      This Agreement may be amended, modified or supplemented in such
	manner as may be deemed necessary or advisable by the authorized
	officers of the Trust; provided, however, that following the meeting
	of the shareholders of the Acquired Fund called by the Trust pursuant
	to paragraph 5.2 of this Agreement, no such amendment may have the
	effect of changing the provisions for determining the number of
	Class A, Class B, Class C, Class K and Class Y Acquiring Fund Shares
	to be issued to the Class A, Class B, Class C, Class K and Class Y
	Acquired Fund Shareholders, respectively, under this Agreement to
	the detriment of such shareholders without their further approval.
14. 	HEADINGS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF LIABILITY
      14.1. 	The Article and paragraph headings contained in this
			Agreement are for reference purposes only and shall
			not affect in any way the meaning or interpretation
			of this Agreement.
      14.2. 	This Agreement shall be governed by and construed in
			accordance with the laws of the State of Delaware without
			regard to its principles of conflicts of laws.
      14.3. 	This Agreement shall bind and inure to the benefit of
			the parties hereto and their respective successors and
			assigns, but no assignment or transfer hereof or of any
			rights or obligations hereunder shall be made by any
			party without the written consent of the other party.
			Nothing herein expressed or implied is intended or shall
			be construed to confer upon or give any person, firm or
			corporation, other than the parties hereto and their
			respective successors and assigns, any rights or
			remedies under or by reason of this Agreement.


[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.

MUNDER SERIES TRUST, on behalf of its MUNDER SMALL COMPANY GROWTH FUND
By:
Title:

MUNDER SERIES TRUST, on behalf of its MUNDER MICRO-CAP EQUITY FUND
By:
Title:

With respect to Section 10.2 of this Agreement, Accepted and
Acknowledged by:
MUNDER CAPITAL MANAGEMENT
By:
Title:

273566.3.DC_03







16